UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported) October 22, 2003

SURE TRACE SECURITY CORPORATION

(Exact name of registrant as specified in its charter)

Utah 0-11424 84-0959153

(State or other jurisdiction (Commission (IRS Employer

of incorporation) File Number) Identification Number No.)

1530 9th Avenue SE, Calgary, Alberta, Canada T2G 0T7

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (403) 693-8014

(Former name or former address, if changed since last report)

 Item 5. Other Events.

On October 22, 2003, I.D.OLOGY Laboratories Inc., a wholly-owned subsidiary of Sure Trace Security Corporation, entered into a Memorandum of Understanding. The Memorandum of Understanding specifies that Wackenhut will benefit from the ability to offer proprietary and highly-effective security solutions to its current and prospective clients by way of I.D.OLOGY marking technology and in-field authentication that will distinguish Wackenhut from its competitors based on the ability to provide a broader range of security solutions and an increased level of performance for its clients.

Item 7. Exhibits

(c) Exhibits - 10.6 Memorandum of Understanding for a Strategic Partnership between The Wackenhut Corporation and I.D.OLOGY Laboratories Inc. dated October 22, 2003.

Signatures

Pursuant to the requirements of the Securities Exchange of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated at Calgary, Alberta Canada, this 12th day of November, 2003.

SURE TRACE SECURITY CORPORATION

By: /s/ PETER LEEUWERKE
Name: Peter Leeuwerke
Title: Chief Executive Officer
(principal executive officer)